INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of North Lily Mining Company on Form S-8 of our report dated April 5, 1997 appearing in the Annual Report on Form 10-K/A of North Lily Mining Company for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


WHEELER WASOFF, P.C.

/s/  Wheeler Wasoff, P.C.
-------------------------


Denver, Colorado
October 1, 1997